Exhibit 99.1

UNIVERSAL HEALTH REALTY INCOME TRUST	Universal Corporate Center
367 S. Gulph Road
P.O. Box 61558
King of Prussia, PA 19406
(610) 265-0688

FOR IMMEDIATE RELEASE

CONTACT:	Cheryl K. Ramagano	October 23, 2006
Vice President & Treasurer
(610) 768-3300

UNIVERSAL HEALTH REALTY INCOME TRUST

REPORTS THIRD QUARTER EARNINGS

KING OF PRUSSIA, PA- Universal Health Realty Income Trust (NYSE:UHT) announced today that for the quarter ended September 30, 2006, net income was $15.7 million, or $1.32 per diluted share, as compared to $6.4 million, or $.54 per diluted share, for the same quarter in the prior year. Favorably impacting net income during the third quarter of 2006 is the recognition of a gain of $11.3 million, or $.95 per diluted share, on the previously announced Chalmette Medical Center (“Chalmette”) asset exchange and substitution transaction which was completed on July 21, 2006. Net income was unfavorably impacted during the third quarter of 2006 by approximately $350,000, or $.03 per diluted share, as a result of: (i) our share of a charge incurred by an unconsolidated limited liability company (“LLC”) to write-off unamortized financing costs in connection with the refinancing of third-party debt, and; (ii) the write-off of a tenant receivable that was deemed uncollectible as a result of a lease default at one of our medical office buildings. Favorably impacting net income during the third quarter of 2005 was a gain of $1.2 million, or $.10 per diluted share, related to the recovery of replacement costs of real estate assets at Wellington Regional Medical Center (“Wellington”) that were damaged by hurricanes Frances and Jeanne during 2004.

Funds from operations (“FFO”) for the three months ended September 30, 2006 were $7.0 million, or $.59 per diluted share, as compared to $7.5 million, or $.63 per diluted share for the same quarter in the prior year. Negatively impacting FFO during the third quarter of 2006 are the items mentioned above totaling approximately $350,000, or $.03 per diluted share. The third quarter dividend of $.565 per share was paid on September 29, 2006.

For the nine month period ended September 30, 2006, net income was $27.6 million, or $2.32 per diluted share, as compared to $20.2 million, or $1.71 per diluted share, during the prior year nine month period. Included in net income during the nine month period ended September 30, 2006 is the recognition of a previously deferred gain of $1.9 million, or $.16 per diluted share, resulting from the sale of our interest in an unconsolidated LLC. Also included is a gain of $11.3 million, or $.95 per diluted share, on the Chalmette asset exchange and substitution transaction. Negatively impacting net income during the nine months ended September 30, 2006 were the items mentioned above totaling approximately $350,000, or $.03 per diluted share. Included in net income during the nine month period ended September 30, 2005 was a gain of

$1.0 million, or $.09 per diluted share, resulting from the sale of real property by an unconsolidated LLC and a gain of $3.9 million, or $.33 per diluted share, related to the recovery of replacement costs of real estate assets at Wellington.

FFO were $21.8 million, or $1.84 per diluted share, during the nine month period ended September 30, 2006 as compared to $22.2 million, or $1.87 per diluted share, during the prior year nine month period. Negatively impacting FFO during the nine month period ended September 30, 2006 are the items mentioned above totaling approximately $350,000, or $.03 per diluted share.

At September 30, 2006, our shareholders’ equity was $163.7 million and our liabilities for borrowed funds were $36.4 million, including mortgage debt of consolidated entities, which is non-recourse to us, totaling $25.1 million.

Universal Health Realty Income Trust, a real estate investment trust, invests in healthcare and human service related facilities including acute care hospitals, behavioral healthcare facilities, rehabilitation hospitals, sub-acute care facilities, surgery centers, childcare centers and medical office buildings. We have forty-four real estate investments in fifteen states.

Funds from operations, is a widely recognized measure of REIT performance. Although FFO is a non-GAAP financial measure, we believe that information regarding FFO is helpful to shareholders and potential investors. We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we interpret the definition. To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income determined in accordance with GAAP. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income determined in accordance with GAAP. In addition, FFO should not be used as: (i) an indication of our financial performance determined in accordance with GAAP; (ii) as an alternative to cash flow from operating activities determined in accordance with GAAP; (iii) as a measure of our liquidity; (iv) nor is FFO an indicator of funds available for our cash needs, including our ability to make cash distributions to shareholders. A reconciliation of our reported net income to FFO is shown below.

The matters discussed in this report, as well as the news releases issued from time to time by us, include certain statements containing the words “believes”, “anticipates”, “intends”, “expects” and words of similar import, which constitute “forward-looking statements” within the meaning of Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

(more)

Universal Health Realty Income Trust

Consolidated Statements of Income

For the Three and Nine Months Ended September 30, 2006 and 2005

(amounts in thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Revenues:
Base rental - UHS facilities	$3,153	$3,136	$9,339	$9,540
Base rental - Non-related parties	3,130	3,015	9,298	9,064
Bonus rental - UHS facilities	1,037	1,079	3,292	3,421
Tenant reimbursements and other - Non-related parties	1,014	905	2,895	2,712
Tenant reimbursements and other - UHS facilities	61	82	258	316

	8,395	8,217	25,082	25,053

Expenses:
Depreciation and amortization	1,559	1,411	4,398	4,285
Advisory fees to UHS	364	359	1,066	1,067
Other operating expenses	1,889	1,590	5,206	4,712
Property write-down - hurricane damage - Chalmette	—	6,259	—	6,259
Property damage recoverable from UHS - Chalmette	—	(6,259)	—	(6,259)

	3,812	3,360	10,670	10,064

Income before equity in unconsolidated limited liability companies (“LLCs”), property damage recovered from UHS, gain on asset exchange and substitution agreement with UHS and interest expense	4,583	4,857	14,412	14,989

Equity in income of unconsolidated LLCs (including recognition of previously deferred gain of $1,860 on sale of our interest in an unconsolidated LLC for the nine months ended September 30, 2006 and a gain on sale of real property of $1,043 during the nine month period ended September 30, 2005)	523	1,088	3,788	3,884

Gain on asset exchange and substitution agreement with UHS - Chalmette	11,265	—	11,265	—

Property damage recovered from UHS - Wellington	—	1,202	—	3,943

Interest expense, net	(646)	(739)	(1,900)	(2,623)

Net income	$15,725	$6,408	$27,565	$20,193

Basic earnings per share	$1.33	$0.54	$2.34	$1.72

Diluted earnings per share	$1.32	$0.54	$2.32	$1.71

Weighted average number of shares outstanding - Basic	11,786	11,765	11,782	11,761
Weighted average number of share equivalents	82	79	80	77

Weighted average number of shares and equivalents outstanding - Diluted	11,868	11,844	11,862	11,838

Calculation of Funds From Operations (“FFO”):
	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Net income	$15,725	$6,408	$27,565	$20,193

Plus: Depreciation and amortization expense:
Consolidated investments	1,446	1,350	4,138	4,100
Unconsolidated affiliates	1,120	961	3,212	2,845
Less: Gain on LLC’s sale of real property	—	—	—	(1,043)
Previously deferred gain on sale of our interest in an unconsolidated LLC	—	—	(1,860)	—
Gain on asset exchange and substitution agreement with UHS - Chalmette	(11,265)	—	(11,265)	—
Property damage recovered from UHS - Wellington	—	(1,202)	—	(3,943)

Funds from operations (FFO)	$7,026	$7,517	$21,790	$22,152

Funds from operations (FFO) per share - Basic	$0.60	$0.64	$1.85	$1.88

Funds from operations (FFO) per share - Diluted	$0.59	$0.63	$1.84	$1.87

Dividend paid per share	$0.565	$0.555	$1.690	$1.615

Universal Health Realty Income Trust

Consolidated Balance Sheets

(dollar amounts in thousands)

(unaudited)

	September 30, 2006	December 31, 2005
Assets:
Real Estate Investments:
Buildings and improvements	$201,443	$187,451
Accumulated depreciation	(61,868)	(57,729)

	139,575	129,722
Land	21,143	23,143
Construction in progress	6,526	—

Net Real Estate Investments	167,244	152,865

Investments in and advances to limited liability companies (“LLCs”)	32,365	29,572

Other Assets:
Cash and cash equivalents	1,438	1,717
Bonus rent receivable from UHS	1,037	1,088
Rent receivable - other	1,175	1,000
Note receivable from sale of property	—	3,102
Property damage receivable from UHS	—	6,259
Deferred charges and other assets, net	1,265	1,286

Total Assets	$204,524	$196,889

Liabilities and Shareholders’ Equity:

Liabilities:
Line of credit borrowings	$11,300	$10,000
Mortgage note payable, non-recourse to us	3,881	3,972
Mortgage notes payable of consolidated LLCs, non-recourse to us	21,183	21,576
Deferred gain on sale of our interest in an unconsolidated LLC	—	1,860
Accrued interest	266	357
Accrued expenses and other liabilities	3,039	2,575
Fair value of derivative instruments	—	100
Tenant reserves, escrows, deposits and prepaid rents	904	697

Total Liabilities	40,573	41,137

Minority interests	296	302

Shareholders’ Equity:
Preferred shares of beneficial interest, $.01 par value; 5,000,000 shares authorized; none outstanding	—	—
Common shares, $.01 par value; 95,000,000 shares authorized; issued and outstanding: 2006 - 11,788,882; 2005 -11,777,829	118	118
Capital in excess of par value	187,395	186,943
Cumulative net income	297,742	270,177
Accumulated other comprehensive loss	—	(100)
Cumulative dividends	(321,600)	(301,688)

Total Shareholders’ Equity	163,655	155,450

Total Liabilities and Shareholders’ Equity	$204,524	$196,889